Exhibit 10.22

INTERCREDITOR AGREEMENT

dated as of

November 6, 2009

among

WELLS FARGO BANK, NATIONAL ASSOCIATION acting through its

WELLS FARGO BUSINESS CREDIT operating division,

MILL ROAD CAPITAL, L.P.,

and

PHYSICIANS FORMULA, INC.

INTERCREDITOR AGREEMENT (this “Agreement”) dated as of November 6, 2009, is made and entered into among WELLS FARGO BANK, NATIONAL ASSOCIATION acting through its WELLS FARGO BUSINESS CREDIT operating division (“Wells Fargo”), MILL ROAD CAPITAL, L.P., a Delaware limited partnership (“Mill Road”), and PHYSICIANS FORMULA, INC., a New York corporation (the “Company”).

Reference is made to (a) the Wells Fargo Credit Agreement (such term and each other capitalized term used and not otherwise defined herein having the meaning assigned to it in Article I), under which Wells Fargo has extended and agreed to extend credit to the Company, and (b) the Mill Road Credit Agreement, under which Mill Road has extended credit to the Company.

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Wells Fargo, Mill Road and the Company agree as follows:

ARTICLE I

Definitions

Section 1.1           Construction; Certain Defined Terms.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any person shall be construed to include such person’s successors and permitted assigns, but shall not be deemed to include the subsidiaries of such person unless express reference is made to such subsidiaries, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles and Sections shall be construed to refer to Articles and Sections of this Agreement and (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Section 1.2           As used in this Agreement, the following terms have the meanings specified below:

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Collateral” means the Wells Fargo Collateral and the Mill Road Collateral.

“Company” means Physicians Formula, Inc., a New York corporation.

“Junior Documents” means (a) in respect of the Mill Road First Lien Collateral, the Wells Fargo Documents, and (b) in respect of the Wells Fargo First Lien Collateral, the Mill Road Documents.

“Junior Liens” means (a) in respect of the Wells Fargo First Lien Collateral, the Mill Road Liens on such Collateral, and (b) in respect of the Mill Road First Lien Collateral, the Wells Fargo Liens on such Collateral.

“Junior Obligations” means (a) with respect to the Mill Road Obligations (to the extent such Obligations are secured by the Mill Road First Lien Collateral), the Wells Fargo Obligations, and (b) with respect to the Wells Fargo Obligations (to the extent such Obligations are secured by the Wells Fargo First Lien Collateral), the Mill Road Obligations.

“Junior Obligations Collateral” means, with respect to any Senior Obligations, the Collateral securing the related Junior Obligations.

“Junior Obligations Event of Default” means (a) with respect to the Mill Road First Lien Collateral, any Wells Fargo Event of Default, and (b) with respect to the Wells Fargo First Lien Collateral, any Mill Road Event of Default.

“Junior Obligations Secured Party” means (a) with respect to the Mill Road First Lien Collateral, Wells Fargo, and (b) with respect to the Wells Fargo First Lien Collateral, Mill Road.

“Junior Obligations Security Documents” means (a) with respect to the Wells Fargo First Lien Collateral, the Mill Road Security Documents, and (b) with respect to the Mill Road First Lien Collateral, the Wells Fargo Security Documents.

“Lien” means any pledge, security interest, mortgage or other lien or encumbrance created to secure any indebtedness or other obligation.

“Mill Road” means Mill Road Capital, L.P., a Delaware limited partnership.

“Mill Road Cap” means the result of (a) $8,800,000, minus (b) the aggregate amount all payments of the principal of the Mill Road Obligations, plus (c) interest, fees, expenses, and all other amounts that are capitalized pursuant to the terms of the Mill Road Documents; provided further that this limitation shall not apply to any warrants issued by Parent to Mill Road

“Mill Road Collateral” means all assets and properties subject to Liens created by the Mill Road Security Documents to secure the Mill Road Obligations.

“Mill Road Credit Agreement” means the Senior Subordinated Note Purchase and Security Agreement dated as of November 6, 2009, between the Company, certain other Obligors, and Mill Road, as amended, extended, renewed, restated, supplemented or otherwise modified from time to time, with the same or a different lender.

“Mill Road Documents” means the Mill Road Credit Agreement and the other Mill Road Security Documents.

“Mill Road Event of Default” means any “Event of Default”, as defined in the Mill Road Credit Agreement.

“Mill Road First Lien Collateral” means any and all of the following assets and properties now owned or at any time hereafter acquired by the Company:  (a) all Trademarks; and (b) all Related Trademark Collateral; provided that Mill Road’s priority claim against such collateral shall be subject to certain limitations as set forth in the Mill Road Security Documents.

“Mill Road First Lien Collateral Transition Date” means the earlier of (a) the date on which all the Mill Road Obligations shall have been paid in full (other than contingent indemnity obligations under the relevant Mill Road Documents for which no demand has been made) and (b) the date on which the Mill Road First Lien Collateral shall have been released from the Liens created under the Mill Road Documents.

“Mill Road Liens” means the Liens on the Mill Road Collateral created under the Mill Road Security Documents to secure the Mill Road Obligations.

“Mill Road Obligations” means all “Obligations” as such term is defined in the Mill Road Credit Agreement.

“Mill Road Security Documents” means the Mill Road Credit Agreement, any other documents now existing or entered into after the date hereof that creates Liens on any assets or properties of the Company or any other Obligors to secure any Mill Road Obligations, and all guaranties, pledge agreements, and collateral assignments provided by any Obligor with respect to the Mill Road Obligations.

“Mill Road Specified Default” means an Event of Default under Section 8.1 of the Mill Road Credit Agreement.

“Obligations” means the Mill Road Obligations and the Wells Fargo Obligations.

“Obligors” means the Company and each other person or entity that may from time to time execute and deliver a Wells Fargo Document or a Mill Road Document as a “debtor”, “borrower”, “guarantor”, “obligor”, “grantor”, or “pledgor” (or the equivalent thereof), and “Obligor” means any one of them.

“Parent” means Physicians Formula Holdings, Inc.

“Payment Blockage Event” means, at any time that the Wells Fargo Obligations are outstanding, the occurrence of a Wells Fargo Event of Default.

“Payment Blockage Notice” means a written notice from Wells Fargo to Mill Road referencing that a Payment Blockage Event has occurred.

“Payment Blockage Period” means the period from and including the date of receipt by Mill Road of a Payment Blockage Notice until (a) such time as all of the Wells Fargo Obligations shall have been paid and satisfied in full and any commitment to extend credit that would constitute Wells Fargo Obligations shall have been terminated if the Payment Blockage Period is caused by (i) a Wells Fargo Event of Default resulting from the failure of the Company to make a timely payment of principal, interest, or other amount owing with respect to the Wells Fargo Obligations, or (ii) Wells Fargo declaring the Wells Fargo Obligations to be immediately due and payable, and (b) one hundred and eighty (180) days after the date of receipt by Mill Road of such Payment Blockage Notice if the Payment Blockage Period is caused by any other Payment Blockage Event not described in clause (a) of this paragraph; provided, however, that with respect to this clause (b) if on or before the expiration of such one hundred and eighty (180) day period (x) the Wells Fargo Obligations are declared by Wells Fargo to be immediately due and payable, or (y) Wells Fargo has either commenced exercising any of its rights or remedies in respect of the Wells Fargo Obligations with respect to all or a material portion of the Collateral or commenced and in good faith is pursuing a judicial proceeding to collect the Wells Fargo Obligations, then such period shall continue until such time as all of the Wells Fargo Obligations shall have been paid and satisfied in full and any commitment to extend credit that would constitute Wells Fargo Obligations shall have been terminated; provided further, however, that if Wells Fargo expressly agrees in writing that the Wells Fargo Obligations are no longer immediately due and payable, waives in writing the applicable Payment Blockage Event, or acknowledges in writing the cure of the applicable Payment Blockage Event, the applicable Payment Blockage Period shall be deemed to have terminated.

“Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, amend, modify, supplement, restructure, replace, refund or repay, or to issue other indebtedness, in exchange or replacement for, such indebtedness in whole or in part; provided that the Refinancing indebtedness is secured by Liens in respect of the same assets and properties that secured the Refinanced indebtedness prior to such Refinancing.

“Refinanced” and “Refinancing” shall have correlative meanings.

“Related Trademark Collateral” means (a) all goodwill of the Company connected with the use of, and symbolized by the Trademarks, and (b) all general intangibles (as defined in the UCC), excluding any payment intangibles (as defined in the UCC) other than payment intangibles which represent proceeds of any Trademarks or Related Trademark Collateral and excluding any general intangibles relating specifically to any Wells Fargo First Lien Collateral.

“Secured Parties” means Mill Road and Wells Fargo.

“Security Documents” means the Mill Road Security Documents and the Wells Fargo Security Documents.

“Senior Liens” means (a) in respect of the Wells Fargo First Lien Collateral, the Wells Fargo Liens on such Collateral, and (b) in respect of the Mill Road First Lien Collateral, the Mill Road Liens on such Collateral.

“Senior Obligations” means (a) with respect to the Wells Fargo Obligations (to the extent such Obligations are secured by the Mill Road First Lien Collateral), the Mill Road Obligations, and (b) with respect to Mill Road Obligations (to the extent such Obligations are secured by the Wells Fargo First Lien Collateral), the Wells Fargo Obligations.

“Senior Obligations Collateral” means (a) with respect to the Wells Fargo Obligations, the Wells Fargo First Lien Collateral, and (b) with respect to the Mill Road Obligations, the Mill Road First Lien Collateral.

“Senior Obligations Secured Party” means (a) with respect to the Mill Road First Lien Collateral, Mill Road, and (b) with respect to the Wells Fargo First Lien Collateral, Wells Fargo.

“Senior Obligations Security Documents” means (a) with respect to the Wells Fargo First Lien Collateral, the Wells Fargo Security Documents, and (b) with respect to the Mill Road First Lien Collateral, the Mill Road Security Documents.

“Specified Default” means a Mill Road Specified Default or a Wells Fargo Specified Default.

“subsidiary” means, with respect to any person (herein referred to as the “parent”), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held, or (b) that is, at the time any determination is made, otherwise controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Trademarks” means all of the Company’s trademarks, trademark licenses and trade names including, without limitation, the Trademarks described on Schedule A to this Agreement.

“UCC” means the Uniform Commercial Code as from time to time in effect in the State of California.

“Wells Fargo” means Wells Fargo Bank, National Association acting through its Wells Fargo Business Credit operating division, and its successors and assigns.

“Wells Fargo Cap” means the result of (a) $30,000,000, minus (b) the amount of all payments of the principal amount of revolving loan obligations under the Wells Fargo Credit Agreement that result in a permanent reduction of the revolving credit commitment under the Wells Fargo Credit Agreement (other than payments of such revolving loan obligations in connection with a refinancing thereof subject to the limitations set forth herein), plus (c) interest, fees, expenses, and all other amounts that are capitalized pursuant to the terms of the Wells Fargo Documents.

“Wells Fargo Collateral” means all assets and properties subject to Liens created by the Wells Fargo Security Documents to secure the Wells Fargo Obligations.

“Wells Fargo Credit Agreement” means the Credit and Security Agreement dated as of November 6, 2009, between the Company and Wells Fargo, as amended, extended, renewed, restated, supplemented or otherwise modified from time to time, with the same or a different lender.

“Wells Fargo Documents” means the Wells Fargo Credit Agreement and the other Wells Fargo Security Documents.

“Wells Fargo Event of Default” means any “Event of Default”, as defined in the Wells Fargo Credit Agreement.

“Wells Fargo First Lien Collateral” means all now existing or hereafter acquired assets of the Company, other than the Mill Road First Lien Collateral, including, but not limited to, any and all of the following assets and properties now owned or at any time hereafter acquired by the Company:  (a) all Accounts, (b) all chattel paper and electronic chattel paper, (c) all deposit accounts, (d) all documents, (e) all Equipment, (f) all Payment Intangibles (other than those which represent proceeds of any Trademarks or Related Trademark Collateral) and any other General Intangibles that relate specifically to the Collateral described in this definition, (g) all goods, (h) all instruments, (i) all Inventory, (j) all Investment Property, (k) all letter-of-credit rights, (l) all letters of credit, (m) all sums on deposit in any Collateral Account (as defined in the Wells Fargo Credit Agreement) and any items in any Lockbox (as defined in the Wells Fargo Credit Agreement), and (n) all other Collateral not constituting Mill Road First Lien Collateral; together with (i) all substitutions and replacements for and products of any of the foregoing; (ii) in the case of all goods, all accessions; (iii) all accessories, attachments, parts, equipment and repairs now or hereafter attached or affixed to or used in connection with any goods; (iv) all warehouse receipts, bills of lading and other documents of title now or hereafter covering such goods; (v) all collateral subject to the Lien of any Wells Fargo Security Document; (vi) any money, or other assets of the Company that now or hereafter come into the possession, custody, or control of Wells Fargo (other than that constituting Mill Road First Lien Collateral); (vii) all sums on deposit in the Special Account (as defined in the Wells Fargo Credit Agreement); (viii) proceeds of any and all of the foregoing; (ix) books and records of the Company, including all mail or electronic mail addressed to the Company, to the extent they relate specifically to any of the foregoing; and (x) all of the foregoing, whether now owned or existing or hereafter acquired or arising or in which the Company now has or hereafter acquires any rights.  All capitalized terms used in this definition and not defined elsewhere in this Agreement have the meanings assigned to them in the UCC.

“Wells Fargo First Lien Collateral Transition Date” means the earlier of (a) the date on which all the Wells Fargo Obligations shall have been paid in full (other than contingent indemnity obligations under the relevant Wells Fargo Documents for which no demand has been made) and the Wells Fargo Credit Agreement shall have been terminated and (b) the date on which the Wells Fargo First Lien Collateral shall have been released from the Liens created under the Wells Fargo Documents.

“Wells Fargo Liens” means the Liens on the Wells Fargo Collateral created under Wells Fargo Security Documents to secure the Wells Fargo Obligations.

“Wells Fargo Obligations” means all “Obligations” as such term is defined in the Wells Fargo Credit Agreement.

“Wells Fargo Security Documents” means the Wells Fargo Credit Agreement, any other documents now existing or entered into after the date hereof that create Liens on any assets or properties of the Company or any other Obligor to secure any Wells Fargo Obligations, and all guaranties, pledge agreements, and collateral assignments provided by any Obligor with respect to the Wells Fargo Obligations.

“Wells Fargo Specified Default” means an Event of Default under the Wells Fargo Credit Agreement.

ARTICLE II

Subordination of Junior Liens; Certain Agreements

Section 2.1             Subordination of Junior Liens.

(a)           All Junior Liens in respect of any Collateral are expressly subordinated and made junior in right, priority, operation and effect to any and all Senior Liens in respect of such Collateral on the terms set forth herein, notwithstanding anything contained in this Agreement, the Mill Road Documents, the Wells Fargo Documents or any other agreement or instrument to the contrary, and irrespective of the time, order or method of creation, attachment or perfection of such Junior Liens and such Senior Liens or any defect or deficiency or alleged defect or deficiency in any of the foregoing.

(b)           It is acknowledged that (i) a portion of the Wells Fargo Obligations consists or may consist of indebtedness that is revolving in nature, and the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, and (ii) except as set forth in Section 2.7, the Senior Obligations may be extended, renewed or otherwise amended or modified from time to time, all without affecting the subordination of the Junior Liens hereunder or the provisions of this Agreement defining the relative rights of Wells Fargo and Mill Road.  The lien priorities provided for herein shall not be altered or otherwise affected by any amendment, modification, supplement, extension, increase, replacement, renewal, restatement or refinancing of either the Junior Obligations or the Senior Obligations, by the release of any Collateral or guarantees securing any Senior Obligations or by any action that any Secured Party may take or fail to take in respect of any Collateral.

Section 2.2             Payment of Mill Road Obligations.

(a)            So long as no Payment Blockage Period is in effect, the Company may pay to Mill Road, and Mill Road may accept and receive on account of the Mill Road Obligations, regularly scheduled payments of interest on the Mill Road Obligations.

(b)           Upon the occurrence and during the continuation of a Payment Blockage Event, Wells Fargo may, in Wells Fargo’s discretion, issue a Payment Blockage Notice to Mill Road.  During a Payment Blockage Period commencing upon Mill Road’s receipt of such Payment Blockage Notice, Mill Road shall not accept, take or receive by payment or prepayment, directly or indirectly from the Company, any Obligor, or any other Person any payment which may now or hereafter be owing to Mill Road on account of any of the Mill Road Obligations.  Any payments received by Mill Road during a Payment Blockage Period shall be turned over to Wells Fargo for application to the Wells Fargo Obligations; provided that any proceeds of the Mill Road First Lien Collateral received by Mill Road may be retained by Mill Road and shall be applied by Mill Road to the Mill Road Obligations.

Section 2.3             No Action With Respect to Junior Obligations Collateral Subject to Senior Liens.

(a)           Subject to the rights set forth in Section 2.3(b), no Junior Obligations Secured Party shall commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its interest in or realize upon, or take any other action available to it in respect of, any Junior Obligations Collateral under any Junior Obligations Security Document or any guaranty, applicable law or otherwise, at any time when such Junior Obligations Collateral shall be subject to any Senior Lien or any Senior Obligations secured by such Senior Lien shall remain outstanding or any commitment to extend credit that would constitute Senior Obligations secured by such Senior Lien shall remain in effect, it being agreed that only the Senior Obligations Secured Party, acting in accordance with the applicable Senior Obligations Security Documents, shall be entitled to take any such actions or exercise any such remedies.  Notwithstanding the foregoing, the Junior Obligations Secured Party may, subject to Section 2.6, take all such actions as it shall deem necessary to perfect or continue the perfection of its Junior Liens.

(b)           Subject to Section 2.10, notwithstanding the foregoing, at any time subsequent to one hundred and eighty (180) days after the delivery of written notice of the occurrence of a Specified Default by a Junior Obligations Secured Party to a Senior Obligations Secured Party, the Junior Obligations Secured Party may exercise any of its enforcement rights and remedies with respect to the Senior Obligations Collateral unless either (i) such Specified Default has been cured or waived within such one hundred and eighty (180) period, as determined by the Junior Obligations Secured Lender, in its sole discretion; or (ii) the Senior Obligations Secured Party has, within such one hundred and eighty (180) period, commenced to exercise its enforcement rights and remedies and continues in good faith and in a commercially reasonable manner to exercise its enforcement rights and remedies with respect to the Senior Obligations Collateral.

Section 2.4             No Duties of Senior Obligations Secured Party.  The Junior Obligations Secured Party acknowledges and agrees that the Senior Obligations Secured Party shall have no duties or other obligations to the Junior Obligations Secured Party with respect to any Senior Obligations Collateral, other than to act in a commercially reasonable manner and to transfer to the Junior Obligations Secured Party any proceeds of any such Collateral that constitutes Junior Obligations Collateral remaining in its possession following any sale, transfer or other disposition of such Collateral, the payment and satisfaction in full of the Senior Obligations secured thereby and the termination of any commitment to extend credit that would constitute Senior Obligations secured thereby, or, if the Senior Obligations Secured Party shall be in possession of all or any part of such Collateral after such payment and satisfaction in full, such Collateral or any part thereof remaining, in each case without representation or warranty on the part of the Senior Obligations Secured Party.  In furtherance of the foregoing, the Junior Obligations Secured Party acknowledges and agrees that until the Senior Obligations secured by any Collateral shall have been paid and satisfied in full and any commitment to extend credit that would constitute Senior Obligations secured thereby shall have been terminated, except as provided in Sections 2.3(b) and 2.10 hereof, the Senior Obligations Secured Party shall be entitled to sell, transfer or otherwise dispose of or deal with such Collateral as provided herein and in the Senior Obligations Security Documents without regard to any Junior Lien or any rights to which the holders of the Junior Obligations would otherwise be entitled as a result of such Junior Lien, except that any such sale, transfer or disposition shall be commercially reasonable in every respect.  Without limiting the foregoing, the Junior Obligations Secured Party agrees that the Senior Obligations Secured Party shall not have any duty or obligation first to marshall or realize upon any type of Collateral (or any other collateral securing the Senior Obligations).  The Junior Obligations Secured Party waives any claim the Junior Obligations Secured Party may now or hereafter have against the Senior Obligations Secured Party (or its representatives) arising out of (i) any actions which the Senior Obligations Secured Party take or omit to take (including, actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the Senior Obligations from any account debtor, guarantor or any other party) in accordance with the Senior Obligations Security Documents or any other agreement related thereto or to the collection of the Senior Obligations or the valuation, use, protection or release of any security for the Senior Obligations other than those from the Senior Obligations Secured Party’s failure to act in a commercially reasonable manner or in accordance with the terms of this Agreement, or (ii) any election by the Senior Obligations Secured Party, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code.

Section 2.5             No Interference; Application of Proceeds; Payment Over; Reinstatement.

(a)           The Junior Obligations Secured Party agrees that (i) it will not take or cause to be taken any action the purpose or effect of which is, or could be, to make any Junior Lien pari passu with, or to give the Junior Obligations Secured Party any preference or priority relative to, the Senior Lien with respect to the Collateral subject to any Junior Lien or any part thereof, (ii) it will not challenge or question in any proceeding the validity or enforceability of any Senior Obligations or Senior Obligations Security Document, or the validity, attachment, perfection or priority of any Senior Lien, or the validity or enforceability of the priorities, rights or duties established by, or other provisions of, this Agreement, (iii) as long as the Senior Obligations Secured Party acts in a commercially reasonable manner and otherwise in accordance with the terms of this Agreement, it will not take any action the purpose or intent of which is to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of any Senior Obligations Collateral subject to any Junior Lien by the Senior Obligations Secured Party, (iv) it shall have no right to (A) direct the Senior Obligations Secured Party or any holder of Senior Obligations to exercise any right, remedy or power with respect to the Collateral subject to any Junior Lien (except as may result from any action taken pursuant to Section 2.2 hereof), or (B) limit the exercise by the Senior Obligations Secured Party of any right, remedy or power with respect to the Collateral subject to any Junior Lien (except as provided in Section 2.10), (v) it will not institute any suit or assert in any suit, bankruptcy, insolvency or other proceeding any claim against the Senior Obligations Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to, and the Senior Obligations Secured Party shall not be liable for, any action taken or omitted to be taken by the Senior Obligations Secured Party with respect to any Collateral securing any Senior Obligations that is subject to any Junior Lien, as long as the Senior Obligations Secured Party acts in a commercially reasonable manner and otherwise in accordance with the terms of this Agreement, (vi) it will not seek, and hereby waives any right, to have any Senior Obligations Collateral subject to any Junior Lien or any part thereof marshaled upon any foreclosure or other disposition of such Collateral and (vii) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement.

(b)           Neither Wells Fargo nor Mill Road shall (i) challenge or question in any proceeding the validity or enforceability of any obligations owing to the other party or the documents evidencing such obligations, the validity, attachment, perfection or priority of any Lien, or the validity or enforceability of the priorities, rights or duties established by, or other provisions of, this Agreement, and (ii) attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement.

(c)           Prior to the Wells Fargo First Lien Collateral Transition Date, whether or not any proceeding under the Bankruptcy Code or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law by or against the Company has been commenced, all Wells Fargo First Lien Collateral or proceeds thereof received in connection with the sale or other disposition of, or collection on, such Collateral upon the exercise of remedies by Wells Fargo, shall be applied as follows:

(i)            First, in favor of Wells Fargo up to the full extent of the Wells Fargo Obligations; and

(ii)           Second, in favor of Mill Road to the full extent of the Mill Road Obligations.

(d)           After the Wells Fargo First Lien Collateral Transition Date, Wells Fargo shall deliver to Mill Road any Wells Fargo First Lien Collateral and proceeds of such Collateral held by it in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct, to be applied by Mill Road in such order as specified in the Mill Road Documents.

(e)           Prior to the Mill Road First Lien Collateral Transition Date, whether or not any proceeding under the Bankruptcy Code or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law by or against the Company or any of its subsidiaries has been commenced, all Mill Road First Lien Collateral or proceeds thereof received in connection with the sale or other disposition of, or collection on, such Collateral upon the exercise of remedies by Mill Road, shall be applied as follows:

(i)            First, in favor of Mill Road up to the full extent of the Mill Road Obligations; and

(ii)           Second, in favor of Wells Fargo up to the full extent of the Wells Fargo Obligations.

(f)           After the Mill Road First Lien Collateral Transition Date, Mill Road shall deliver to Wells Fargo any Mill Road First Lien Collateral and proceeds of such Collateral held by it in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct, to be applied by Wells Fargo in such order as specified in the relevant Wells Fargo Documents.

(g)           Except as set forth in Section 2.5(b) and Section 2.5(e), the Junior Secured Party hereby agrees that if it shall obtain possession of any Senior Obligations Collateral or shall realize any proceeds or payment in respect of any such Collateral, pursuant to any Junior Obligations Security Document or by the exercise of any rights available to it under applicable law or in any bankruptcy, insolvency or similar proceeding or through any other exercise of remedies, at any time when any Senior Obligations secured or intended to be secured by such Collateral shall remain outstanding, then it shall hold such Collateral, proceeds or payment in trust for the Senior Obligations Secured Party and promptly transfer such Collateral, proceeds or payment, as the case may be, to the Senior Obligations Secured Party.

(h)           In the event of a bundled sale of both Wells Fargo First Lien Collateral and Mill Road First Lien Collateral to a single purchaser, the Secured Parties agree to negotiate the allocation of the purchase price between themselves in accordance with this Agreement and in good faith (it being understood that any allocation of the purchase price by the buyer will not be determinative of the allocation between the Secured Parties); provided that neither Wells Fargo nor Mill Road shall have any obligation to agree or consent to a bundled sale of the Wells Fargo First Lien Collateral and Mill Road First Lien Collateral.

Section 2.6             Automatic Release of Junior Liens.  The Junior Obligations Secured Party agrees that any Junior Lien on any Senior Obligations Collateral shall terminate and be released automatically and without further action if the applicable Senior Liens on such Senior Obligations Collateral are released and such release i) is in connection with the sale, transfer or other disposition of such Senior Obligations Collateral subject to such Junior Lien, so long as such sale, transfer or other disposition is then permitted by the Junior Documents, ii) occurs in connection with the foreclosure upon or other exercise of rights and remedies with respect to such Senior Obligations Collateral or iii) shall have been approved by the Senior Obligations Secured Party and the proceeds therefrom are applied in accordance with the provisions of Section 2.5(b) or (e), as applicable.  The Junior Obligations Secured Party agrees to execute and deliver all such releases and other instruments as shall reasonably be requested by the Senior Obligations Secured Party or the Company to evidence and confirm any release of Junior Obligations Collateral provided for in this Section.

Section 2.7             Amendments to Agreements

(a)           Without the prior written consent of Wells Fargo, Mill Road shall not (i) increase any interest rate or fee charged to the Obligors as provided for in the Mill Road Documents as of the date of this Agreement (other than by virtue of the application of the default rate (set forth in the Mill Road Credit Agreement as of the date of this Agreement) and increases to the initial interest rate in effect on the date of this Agreement of not more than 3% per annum in the aggregate) or impose any additional fee on the Company not provided for in the Mill Road Documents as of the date of this Agreement (other than fees that are capitalized and not payable until the maturity date of the Mill Road Obligations), (ii) increase the amount of cash payments of interest with respect to the Mill Road Obligations, (iii) change or add any event of default or any covenant with respect to the Mill Road Obligations, or change or add any other undertaking under any of the Mill Road Documents, in any such case in a manner adverse to the Obligors or to the interests of Wells Fargo, (iv) change or amend any other term of any Mill Road Document if such change or amendment would result in an event of default under any of the Wells Fargo Documents, would materially increase the obligations of any Obligor or confer additional material rights in favor of Mill Road in a manner adverse to Wells Fargo or the interests of Wells Fargo under any of the Wells Fargo Documents in any respect, (v) amend or modify any provisions of the Mill Road Documents to change the principal payments required on account of the Mill Road Obligations or accelerate the time for such payments (other than after the occurrence and during the continuance of a Mill Road Event of Default thereunder), or (vi) re-lend the principal amount of any Mill Road Obligations that have been repaid by the Company or make any additional loans to the Company; provided that the amendments to the Mill Road Documents substantially in the form of Annexes A-1 through A-4 to the Mill Road Credit Agreement (including the issuance of warrants by the Parent) shall be permitted (the “Pre-Approved Amendments”); and provided further that any amendments are made to the covenants or events of default sections of the Wells Fargo Documents, then amendments to the corresponding sections in the Mill Road Documents may be made so long as, in each case, the cushions contained in the covenants and events of default between the Wells Fargo Documents and the Mill Road Documents are maintained; and provided further that no amendment shall cause the Mill Road Obligations to exceed the Mill Road Cap.

(b)           Wells Fargo Documents.  Without the prior written consent of Mill Road, Wells Fargo shall not (i) increase any interest rate margin as provided for in the Wells Fargo Credit Agreement as of the date hereof (other than by virtue of the application of the default rate (set forth in the Wells Fargo Credit Agreement as of the date of this Agreement) and increases to the interest rate margin in effect on the date of this Agreement of not more than 3% per annum in the aggregate) or impose any additional fee on the Company not provided for in the Wells Fargo Credit Agreement as of the date of this Agreement (other than (x) amendment or waiver fees, (y) fees charged by Wells Fargo in connection with interest rate or currency hedge agreements, foreign exchange, deposits, treasury management (including lockbox services and account management and maintenance fees), and other bank products, and/or (z) fees that are capitalized and not payable until the maturity date of Wells Fargo Obligations), (ii) extend the maturity date of the Wells Fargo Obligations beyond the scheduled maturity date of the Mill Road Obligations set forth in the Mill Road Credit Agreement (as in effect on the date of this Agreement or as amended in connection with the Pre-Approved Amendments), or (iii) increase the maximum principal amount of the Wells Fargo Obligations to an amount in excess of the Wells Fargo Cap.

Section 2.8            Certain Agreements With Respect to Bankruptcy or Insolvency Proceedings.

(a)           In any insolvency or bankruptcy case, including any proceeding under the Bankruptcy Code or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law by or against the Company this Agreement shall continue in full force and effect and the following provisions shall apply:

(i)           If the Company as debtor(s)-in-possession, moves for approval of financing (“DIP Financing”) to be provided by Wells Fargo under Section 364 of the U.S. Bankruptcy Code or the use of cash collateral with the consent of Wells Fargo under Section 363 of the U.S. Bankruptcy Code, Mill Road agrees that it will raise no objection to any such financing or to the Liens securing the same that constitutes Wells Fargo First Lien Collateral (“DIP Financing Liens”) or to any use of cash collateral that constitutes Wells Fargo First Lien Collateral.  As between Wells Fargo and Mill Road, such financing or cash collateral usage is deemed to constitute Wells Fargo Obligations under this Agreement and is subject to the terms and rights of the parties hereunder.

(ii)           Nothing contained herein shall be deemed to limit the rights of either Secured Party to take any other actions in connection with an insolvency or bankruptcy case which it deems necessary and appropriate to protect its interest without the consent of the other (as long as such action does not otherwise violate the terms of this Agreement).

(b)           In the event that any of the Senior Obligations shall be paid in full and such payment or any part thereof shall subsequently, for whatever reason (including an order or judgment for disgorgement of a preference under Title 11 of the United Stated Code, or any similar law, or the settlement of any claim in respect thereof), be required to be returned or repaid, the terms and conditions of this Article II shall be fully applicable thereto until all such Senior Obligations shall again have been paid in full in cash.

Section 2.9             Default Notices.  Each Secured Party shall give to the other Secured Party concurrently with the giving thereof to the Company, a copy of (i) any written notice by such Secured Party of either a default or an event of default under its Security Document or other agreements with the Company, or written notice of demand of payment upon the Company, and (ii) any written notice sent by a Secured Party to the Company at any time an event of default under such Secured Party’s Security Documents or other agreements with the Company exists stating such Secured Party’s intention to exercise any of its enforcement rights or remedies, including written notice pertaining to any foreclosure on any of the Collateral or other judicial or non-judicial remedy in respect thereof, and any legal process served or filed in connection therewith, provided, that the failure of any party to give notice as required hereby shall not affect the relative priorities of the Secured Parties’ respective Liens as provided herein or the Secured Parties’ other rights and privileges as provided herein or the validity or effectiveness of any such notice as against the Company.

Section 2.10           Wells Fargo License.  If Wells Fargo takes any enforcement action with respect to the Wells Fargo First Lien Collateral, Mill Road shall permit Wells Fargo, its employees, agents, advisers and representatives to use the Mill Road First Lien Collateral (including the Trademarks and Related Trademark Collateral), to the extent that Mill Road is in possession or control thereof, solely for the purposes of (a) creating finished goods out of any existing inventory (and inventory supplementary to such existing inventory required by Wells Fargo to complete finished goods out of such existing inventory) of the Obligors, and/or (b) selling any or all of the Wells Fargo First Lien Collateral with the use of such Mill Road First Lien Collateral, whether in bulk, in lots or to customers in the ordinary course of business or otherwise.  Notwithstanding any provision of this Agreement to the contrary, any proceeds of the Wells Fargo First Lien Collateral received by Wells Fargo (under any circumstances) shall be applied in the order specified in Section 2.5(c), even if such Wells Fargo First Lien Collateral includes the use of Trademarks or Related Trademark Collateral.  Nothing contained in this Agreement shall restrict the rights of Mill Road from selling, assigning or otherwise transferring any Mill Road First Lien Collateral if the purchaser, assignee or transferee thereof agrees in writing (pursuant to an agreement satisfactory to Wells Fargo) to be bound by, and subject to, the provisions of this Agreement.

Section 2.11           Refinancings.  The Wells Fargo Obligations and Mill Road Obligations may be Refinanced, in whole or in part, in each case, without notice to, or the consent of Wells Fargo or Mill Road, as the case may be.  The holders or an authorized agent or trustee on such holders’ behalf (collectively, the “Replacement Lender”) of such Refinancing indebtedness may succeed to the benefits and obligations of this Agreement (of Wells Fargo or Mill Road, as applicable) if (i) such party binds itself in writing to the terms of this Agreement pursuant to such documents or agreements (including amendments or supplements to this Agreement) as Wells Fargo or Mill Road, as the case may be, shall reasonably request and in form and substance reasonably acceptable to Wells Fargo or Mill Road, as the case may be, and (ii) such Refinancing transaction shall be substantially the same as the Wells Fargo Obligations or Mill Road Obligations that are being refinanced, as applicable.

Section 2.12           Sale, Transfer, etc.  Mill Road shall not sell, assign, pledge, dispose of or otherwise transfer all or any portion of the Mill Road Obligations or the Mill Road Documents (a) without giving prior written notice of such action to Wells Fargo, and unless prior to the consummation of any such action, the transferee thereof shall execute and deliver to Wells Fargo an agreement providing for the continued effectiveness of all of the rights of Wells Fargo arising under this Agreement.  Notwithstanding the failure to execute or deliver any such agreement, the subordination effected hereby shall survive any sale, assignment, pledge, disposition or other transfer of all or any portion of the Mill Road Obligations, and the terms of this Agreement shall be binding upon the successors and assigns of Mill Road.

Section 2.13           Insurance.  Unless and until Wells Fargo shall have delivered written notice to Mill Road that the Wells Fargo Obligations have been paid in full, as between Wells Fargo, on the one hand, and Mill Road, on the other hand, only Wells Fargo will have the right to adjust or settle any insurance policy or claim covering or constituting Wells Fargo First Lien Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Wells Fargo First Lien Collateral (as long as it acts in a commercially reasonable manner).  Unless and until Mill Road shall have delivered written notice to Wells Fargo that the Mill Road Obligations have been paid in full, as between Wells Fargo, on the one hand, and Mill Road, on the other hand, only Mill Road will have the right to adjust or settle any insurance policy covering or constituting Mill Road First Lien Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding solely affecting the Mill Road First Lien Collateral (as long as it acts in a commercially reasonable manner).

ARTICLE III

Sub-Agency for Perfection of Certain Security Interests;
Rights Under Permits and Licenses

Section 3.1            General.  The Senior Obligations Secured Party agrees that if it shall at any time hold a Senior Lien on any Junior Obligations Collateral that can be perfected by the possession or control of such Collateral or of any account in which such Collateral is held, and if such Collateral or any such account is in fact in the possession or under the control of the Senior Obligations Secured Party, the Senior Obligations Secured Party will serve as sub-agent for the Junior Obligations Secured Party for the sole purpose of perfecting the Junior Lien of the Junior Obligations Secured Party on such Collateral.  It is agreed that the obligations of the Senior Obligations Secured Party and the rights of the Junior Obligations Secured Party in connection with any such sub-agency arrangement will be in all respects subject to the provisions of Article II.  The Senior Obligations Secured Party will be deemed to make no representation as to the adequacy of the steps taken by it to perfect the Junior Lien on any such Collateral and shall have no responsibility to the Junior Obligations Secured Party for such perfection, it being understood that the sole purpose of this Article is to enable the Junior Obligations Secured Party to obtain a perfected Junior Lien in such Collateral to the extent, if any, that such perfection results from the possession or control of such Collateral or any such account by the Senior Obligations Secured Party.  Subject to Section 2.8, at such time as the Senior Obligations secured by the Senior Lien of the Senior Obligations Secured Party shall have been paid and satisfied in full and any commitment to extend credit that would constitute such Senior Obligations shall have been terminated, the Senior Obligations Secured Party shall take all such actions in its power as shall reasonably be requested by the Junior Obligations Secured Party to transfer possession or control of such Collateral or any such account to the Junior Obligations Secured Party.

Section 3.2            Depositary Accounts.  The Company, in accordance with the Wells Fargo Credit Agreement, shall maintain blocked account arrangements relating to depositary accounts (the “Depositary Accounts”) with certain depositary banks (the “Depositary Banks”) in which all collections from any Inventory and related Accounts are deposited.  Wells Fargo will act as sub-agent for Mill Road for the purpose of perfecting the Liens of Mill Road in all such Depositary Accounts and the cash and other assets therein as provided in Section 3.1 (but will have no duty, responsibility or obligation to Mill Road except as set forth in the last sentence of this Section).

ARTICLE IV

Existence and Amounts of Liens and Obligations

Whenever a Secured Party shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any Senior Obligations or Junior Obligations, or the existence of any Lien securing any such obligations, or the Collateral subject to any such Lien, it may request that such information be furnished to it in writing by the other Secured Party and shall be entitled to make such determination on the basis of the information so furnished; provided, however, that if a Secured Party shall fail or refuse reasonably promptly to provide the requested information, the requesting Secured Party shall be entitled to make any such determination by such commercially reasonable method as it may, in the exercise its good faith judgment, determine, including by reliance upon a certificate of the Company.  Each Secured Party may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to the Company, any Secured Party or any other person as a result of such determination.

ARTICLE V

Consent of the Company

The Company hereby consents to the provisions of this Agreement and the intercreditor arrangements provided for herein and agrees that (a) no Secured Party shall have any liability to the Company as a result of the performance of its obligations hereunder and (b) the obligations of the Company under the Security Documents will in no way be diminished or otherwise affected by such provisions or arrangements.

ARTICLE VI

Representations and Warranties

Section 6.1            Representations and Warranties of Each Secured Party.  Each Secured Party represents and warrants to the other parties hereto as follows:

(a)           Such party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to enter into and perform its obligations under this Agreement.

(b)           This Agreement has been duly executed and delivered by such party and constitutes a legal, valid and binding obligation of such party, enforceable in accordance with its terms.

(c)           The execution, delivery and performance by such party of this Agreement (i) do not require any consent or approval of, registration or filing with or any other action by any governmental authority and (ii) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of such party or any order of any governmental authority or any indenture, agreement or other instrument binding upon such party.

(d)           In the case of Mill Road, it represents and warrants to the other parties hereto that it is authorized under the Mill Road Credit Agreement to enter into this Agreement.

(e)           In the case of Wells Fargo, it represents and warrants to the other parties hereto that it is authorized under the Wells Fargo Credit Agreement to enter into this Agreement.

ARTICLE VII

Miscellaneous

Section 7.1            Notices.  All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(a)           if to Wells Fargo, to it at 245 So. Los Robles Avenue, Suite 700, Pasadena, California 91101, Attention:  Portfolio Manager—Physicians Formula, Telecopy No.:  (626) 844-9063;

(b)           if to Mill Road, to it at Two Sound View Drive, Greenwich, Connecticut 06830, Attention:  Thomas Lynch, Managing Director, Telecopy No.:  (203) 621-3280; and

(c)           if to the Company, to it at 1055 West 8th Street, Azusa, California  91702, Attention:  Jeff Berry, CFO, Telecopy No.:  (626) 812-6010.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.  All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or on the date three (3) Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 7.1 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 7.1.  As agreed to in writing among the Company and the Secured Parties from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.

Section 7.2            Waivers; Amendment.

(a)           No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b)           Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by each Secured Party and the Company.

Section 7.3            Parties in Interest.  This Agreement shall be binding upon and inure to the benefit of the Secured Parties and their respective successors and assigns, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement.

Section 7.4            Survival of Agreement.  All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

Section 7.5             Counterparts.  This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract.  Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

Section 7.6           Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.  The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 7.7            Governing Law; Jurisdiction; Consent to Service of Process.

(a)           This Agreement shall be construed in accordance with and governed by the law of the State of California, without giving effect to the conflict of laws provisions thereof.

(b)           Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the state and federal courts situated in Los Angeles County, California, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement shall affect any right that any party hereto may otherwise have to bring any action or proceeding relating to this Agreement in the courts of any jurisdiction.

(c)           Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)           Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 7.1.  Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by Law.

Section 7.8           Arbitration.  The parties agree to binding arbitration as follows:

(a)           Arbitration.  The parties hereto agree, upon demand by any party, to submit to binding arbitration all claims, disputes and controversies between or among them (and their respective employees, officers, directors, attorneys, and other agents), whether in tort, contract or otherwise arising out of or relating to in any way this Agreement.

(b)           Governing Rules.  Any arbitration proceeding will (i) proceed in a location in Los Angeles County, California selected by the American Arbitration Association (“AAA”); (ii) be governed by the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the documents between the parties; and (iii) be conducted by the AAA, or such other administrator as the parties shall mutually agree upon, in accordance with the AAA’s commercial dispute resolution procedures, unless the claim or counterclaim is at least $1,000,000.00 exclusive of claimed interest, arbitration fees and costs in which case the arbitration shall be conducted in accordance with the AAA’s optional procedures for large, complex commercial disputes (the commercial dispute resolution procedures or the optional procedures for large, complex commercial disputes to be referred to, as applicable, as the “Rules”).  If there is any inconsistency between the terms hereof and the Rules, the terms and procedures set forth herein shall control.  Any party who fails or refuses to submit to arbitration following a demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any dispute.  Nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. §91 or any similar applicable state law.

(c)           No Waiver of Provisional Remedies, Self-Help and Foreclosure.  The arbitration requirement does not limit the right of any party to (1) foreclose against Collateral or real estate collateral; ((2) exercise self-help remedies relating to Collateral or proceeds of Collateral such as setoff or repossession; or (3) obtain provisional or ancillary remedies such as replevin, injunctive relief, attachment or the appointment of a receiver, before during or after the pendency of any arbitration proceeding.  This exclusion does not constitute a waiver of the right or obligation of any party to submit any dispute to arbitration or reference hereunder, including those arising from the exercise of the actions detailed in sections (i), (ii) and (iii) of this paragraph.

(d)           Arbitrator Qualifications and Powers.  Any arbitration proceeding in which the amount in controversy is $5,000,000.00 or less will be decided by a single arbitrator selected according to the Rules, and who shall not render an award of greater than $5,000,000.00.  Any dispute in which the amount in controversy exceeds $5,000,000.00 shall be decided by majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in all hearings and deliberations.  The arbitrator will be a neutral attorney licensed in the State of California or a neutral retired judge of the state or federal judiciary of California, in either case with a minimum of ten years experience in the substantive law applicable to the subject matter of the dispute to be arbitrated.  The arbitrator will determine whether or not an issue is arbitratable and will give effect to the statutes of limitation in determining any claim.  In any arbitration proceeding the arbitrator will decide (by documents only or with a hearing at the arbitrator’s discretion) any pre-hearing motions which are similar to motions to dismiss for failure to state a claim or motions for summary adjudication.  The arbitrator shall resolve all disputes in accordance with the substantive law of California and may grant any remedy or relief that a court of such state could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award.  The arbitrator shall also have the power to award recovery of all costs and fees, to impose sanctions and to take such other action as the arbitrator deems necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the California Rules of Civil Procedure or other applicable law.  Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction.  The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

(e)           Discovery.  In any arbitration proceeding discovery will be permitted in accordance with the Rules.  All discovery shall be expressly limited to matters directly relevant to the dispute being arbitrated and must be completed no later than twenty (20) days before the hearing date and within one hundred and eighty (180) days of the filing of the dispute with the AAA.  Any requests for an extension of the discovery periods, or any discovery disputes, will be subject to final determination by the arbitrator upon a showing that the request for discovery is essential for the party’s presentation and that no alternative means for obtaining information is available.

(f)            Class Proceedings and Consolidations.  The resolution of any dispute arising pursuant to the terms of this Agreement shall be determined by a separate arbitration proceeding and such dispute shall not be consolidated with other disputes or included in any class proceeding.

(g)           Payment Of Arbitration Costs And Fees.  The arbitrator shall award all costs and expenses of the arbitration proceeding.

(h)           Real Property Collateral; Judicial Reference.  Notwithstanding anything herein to the contrary, no dispute shall be submitted to arbitration if the dispute concerns indebtedness secured directly or indirectly, in whole or in part, by any real property unless (i) the holder of the deed of trust, mortgage, lien or security interest specifically elects in writing to proceed with the arbitration, or (ii) all parties to the arbitration waive any rights or benefits that might accrue to them by virtue of the single action rule statute of California, thereby agreeing that all indebtedness and obligations of the parties, and all deeds of trust, mortgages, liens and security interests securing such indebtedness and obligations, shall remain fully valid and enforceable.  If any such dispute is not submitted to arbitration, the dispute shall be referred to a referee in accordance with California Code of Civil Procedure Section 638 et seq., and this general reference agreement is intended to be specifically enforceable in accordance with said Section 638.  A referee with the qualifications required herein for arbitrators shall be selected pursuant to the AAA’s selection procedures.  Judgment upon the decision rendered by a referee shall be entered in the court in which such proceeding was commenced in accordance with California Code of Civil Procedure Sections 644 and 645.

(i)            Miscellaneous.  To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceeding within one hundred and eighty (180) days of the filing of the dispute with the AAA.  No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business or by applicable law or regulation.  If more than one agreement for arbitration by or between the parties potentially applies to a dispute, the arbitration provision most directly related to this Agreement or the subject matter of the dispute shall control.  This arbitration provision shall survive termination, amendment or expiration of this Agreement or any relationship between the parties.

Section 7.9             Headings.  Article and Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 7.10           Conflicts.  In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any of the other Security Documents, the provisions of this Agreement shall control.

Section 7.11           Provisions Solely to Define Relative Rights.  The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of Wells Fargo, on the one hand, and Mill Road, on the other hand.  Neither the Company nor any other creditor of the Company shall have any rights or obligations hereunder, except as expressly provided in this Agreement, and the Company may not rely on the terms hereof.  Nothing in this Agreement is intended to or shall impair the obligations of the Company, which are absolute and unconditional, to pay the Obligations as and when the same shall become due and payable in accordance with their terms.

[Signatures on next page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Phillip Goessler
Name:	Phillip Goessler
Title:	Vice President

MILL ROAD CAPITAL, L.P.

By:	/s/ Charles Goldman
Name:	Charles Goldman
Title:	Managing Director

PHYSICIANS FORMULA, INC.

By:	/s/ Ingrid Jackel
Name:	Ingrid Jackel
Title:	Chief Executive Officer

[Signature Page to Intercreditor Agreement]